UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_________________

Date of Report (Date of earliest event reported): February 9, 2010

RUBY CREEK RESOURCES, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-52354	26-4329046
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

Suite 400, 409 Granville Street
Vancouver, British Columbia, Canada	V6C 1T2
(Address of principal executive offices)	(Zip Code)

Registrant s telephone number, including area code: (604) 633-9768

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On February 9, 2010, the Board of Directors of Ruby Creek Resources, Inc. (the Company ) appointed Myron W. Landin as the Company s Acting Chief Financial Officer.

Myron W. Landin was appointed acting Chief Financial Officer pursuant to a six month consulting agreement with the Company, attached hereto as Exhibit 10.21. Mr. Landin brings more than 35 years of financial experience to Ruby Creek Resources.

Mr. Landin served as senior assurance manager with the Big Four accounting firm of Deloitte LLP (formerly Touche Ross & Co) (1972-1981) and an audit partner at Holtz Rubenstein Reminick & Co, (1981-1984) a regional and internationally affiliated PCAOB registered accounting firm. Thereafter Mr. Landin held senior executive and Board level positions with Eagle Telephonics, Inc. (1984-1992) with an entrepreneurial public company in the telecommunications industry. He was instrumental in its successful IPO, several warrant exchange offers and arranging revolving bank lines of credit. In addition to normal CFO responsibilities, he was in charge of corporate administration and investor relations. As a principal, he initiated the spinoff of it s interconnect telecom subsidiary, Eagle InterCommunications, Inc. where he served as Chairman of the BOD and CFO (1992-1999). Mr. Landin was also responsible for arranging the SBIC financing for this transaction. The company was eventually merged into a NYSE listed company in 1999.

Mr. Landin operated a small telecommunications company (Voice & Data Solutions, LLC) for the period 2000-2002. For the period 2003-2010 Mr. Landin principal activity has been providing consulting services to a number of publicly traded companies through his consulting firm, JTL Enterprises, Inc. His services have included accounting support services, business, SEC advisory and Sarbanes-Oxley consulting services. Mr. Landin has participated in numerous forward and reverse-mergers, acquisitions, reorganizations and restructurings, private placements, and SEC and Sarbanes-Oxley compliance projects. Major assignments included the CFO responsibilities in a $115 million public SPAC funding for the successful acquisition of an oil and gas exploration company, including all pre and post acquisition activities, over a three year period (2006-2008).

Mr. Landin holds a B.A. in economics from Stony Brook University and attended Pace University Graduate School of Business. He is a Certified Public Accountant licensed in the state of New York.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.21 Consulting Agreement between the Company and Myron W. Landin

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUBY CREEK RESOURCES, INC.

Dated: February 10, 2010

By: /s/ Robert Slavik
Name: Robert Slavik
Title: President, Chief Executive Officer,
Treasurer and Secretary